UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

THE SECURITIES EXCHANGE ACT OF 1934

BE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Colorado	42-1737182
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

2107 Hackney Circle, Elephant Butte, New Mexico	87935
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, no par value
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

Incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-160431, as amended (the “Registration Statement”) and specifically the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement.

Item 2.  Exhibits.

The following exhibits are incorporated by reference in this registration statement from the Registration Statement.

Exhibit No.

1.            Articles of Incorporation of the Company as filed with the Colorado Secretary of State on August 8, 2007;

2.            Articles of Amendment to the Articles of Incorporation of the Company as filed with the Colorado Secretary of State on August 27, 2007.

3.            Articles of Amendment to the Articles of Incorporation of the Company as filed with the Colorado Secretary of State on July 3, 2008.

4.            Specimen stock certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BE RESOURCES INC.

Date:	October 28, 2009	By:	/s/ David Q. Tognoni
David Q. Tognoni, President